EX-99.906CERT
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT
I, Clifford E. Lai, Principal Executive Officer of HYPERION BROOKFIELD COLLATERALIZED SECURITIES FUND, INC. (the “Fund”), certify that:
1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.
Dated: April 4, 2008

/s/ Clifford E. Lai
Clifford E. Lai
Principal Executive Officer HYPERION BROOKFIELD COLLATERALIZED SECURITIES FUND, INC.

I, Thomas F. Doodian, Treasurer and Principal Financial Officer of HYPERION BROOKFIELD COLLATERALIZED SECURITIES FUND, INC. (the “Fund”), certify that:
1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.
Dated: April 4, 2008

/s/ Thomas F. Doodian
Thomas F. Doodian
Treasurer and Principal Financial Officer HYPERION BROOKFIELD COLLATERALIZED SECURITIES FUND, INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to HYPERION BROOKFIELD COLLATERALIZED SECURITIES FUND, INC. and will be retained by HYPERION BROOKFIELD COLLATERALIZED SECURITIES FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.